Exhibit 3.113

Control No. K701151

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

MERGER

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of 04/01/2011. Attached is a true and correct copy of the said filing.

Surviving Entity:

YOUTH AND FAMILY CENTERED SERVICES, INC., a Georgia Profit Corporation

Nonsurviving Entity/Entities:

ACADIA - YFCS ACQUISITION COMPANY, INC., a Georgia Profit Corporation

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on April 1, 2011

[SEAL]	/s/ Brian P. Kemp Brian P. Kemp Secretary of State

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Control No: K701151 Date Filed: 04/01/2011 10:03 AM Brian P. Kemp Secretary of State

CERTIFICATE OF MERGER

OF

ACADIA – YFCS ACQUISITION COMPANY, INC.

(a Georgia corporation)

WITH AND INTO

YOUTH AND FAMILY CENTERED SERVICES, INC.

(a Georgia corporation)

In accordance with Section 14-2-1105 of the Georgia Business Corporation Code (the “Code”), Youth and Family Centered Services, Inc., a Georgia corporation, executes the following Certificate of Merger:

1.	Pursuant to an Agreement and Plan of Merger, dated February 17, 2011, among Youth and Family Centered Services, Inc., Acadia – YFCS Acquisition Company, Inc., a Georgia corporation, and the other parties thereto (the “Agreement and Plan of Merger”), Acadia-YFCS Acquisition Company, Inc., a Georgia corporation, shall be merged with and into Youth and Family Centered Services, Inc. (the “Merger”).

2.	Youth and Family Centered Services, Inc. shall be the surviving corporation resulting from the Merger.

3.	The executed Agreement and Plan of Merger is on file at Youth and Family Centered Services, Inc.’s principal place of business located at 2849 Paces Ferry Road, Suite 750, Atlanta, Georgia 30339. A copy of the Agreement and Plan of Merger will be furnished by Youth and Family Centered Services, Inc., on request and without cost, to the shareholders of Youth and Family Centered Services, Inc. and Acadia-YFCS Acquisition Company, Inc.

4.	The Merger was duly approved by the shareholders of Youth and Family Centered Services, Inc. and Acadia-YFCS Acquisition Company, Inc.

5.	Youth and Family Centered Services, Inc. will deliver the request for publication of a notice of filing this Certificate of Merger and payment therefor as required by Section 14-2-1105.1(b) of the Code.

[Signature on following page]

State of Georgia
Expedite Merger 2 Page(s)

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IN WITNESS WHEREOF, Youth and Family Centered Services, Inc. has caused this Certificate of Merger to be executed by a duly authorized officer this 1st day of April, 2011.

YOUTH AND FAMILY CENTERED SERVICES, INC.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan its Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF MERGER

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Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: : : : : :	041490697 K701151 05/28/2004 0045 05/28/2004 411

ALSTON & BIRD LLP

JAN R. EZELL

1201 WEST PEACHTREE STREET

ATLANTA GA 303093424

CERTIFICATE OF MERGER

I, Cathy Cox, the Secretary of State of the Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of the said filing.

Surviving Entity:

YOUTH AND FAMILY CENTERED SERVICES, INC., A GEORGIA CORPORATION

Nonsurviving Entity/Entities:

TA MERGER CORP., A GEORGIA CORPORATION

[SEAL]	/s/ CATHY COX CATHY COX SECRETARY OF STATE

[Illegible]

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CERTIFICATE OF MERGER OF TA MERGER CORP. (a Georgia corporation) WITH AND INTO YOUTH AND FAMILY CENTERED SERVICES, INC. (a Georgia corporation)	41490697 431128 K701151

Pursuant to Section 14-2-1105 of the Georgia Business Corporation Code (the “Code”), Youth and Family Centered Services, Inc., a Georgia corporation (“Seller”), executes the following Certificate of Merger:

1.	Pursuant to an Agreement and Plan of Merger (the “Plan of Merger”), dated as of May 28, 2004, by and among Seller, TA Merger Corp. (“Merger Corp.”), the shareholders, option holders and warrant holders of Seller and TA IX L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA Investors II, L.P., Merger Corp. will be merged with and into Seller (the “Merger”).

2.	Seller shall be the surviving corporation resulting from the Merger.

3.	The executed Plan of Merger is on file at Seller’s principal place of business located at Youth and Family Centered Services, Inc., 1705 Capital of Texas Highway South, Fifth Floor, Austin TX 78746. A copy of the Plan of Merger will be furnished by Seller, on request and without cost, to the shareholders of Merger Corp. and Seller.

4.	The Plan of Merger was duly approved by the shareholders of Merger Corp. and Seller.

5.	The Articles of Incorporation of Merger Corp. in effect immediately prior to the Merger shall be the Articles of Incorporation of Seller following the Merger, except that the name of Merger Corp. set forth therein shall be changed to the name of Seller, attached hereto as Exhibit A.

6.	Seller undertakes to deliver the request for publication of a notice of filing this Certificate of Merger and payment therefor as required by Section 14-2-1105.1(b) of the Code.

7.	Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Plan of Merger.

[Signature on following page]

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IN WITNESS WHEREOF, Youth and Family Centered Services, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer this 28th day of May, 2004.

YOUTH AND FAMILY CENTERED SERVICES, INC.

By:	/s/ J. Mack Nunn
	Name:	J. Mack Nunn
	Title:	Vice President, CFO

ATL01/11658259v1

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EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TA MERGER CORP.

ARTICLE I

The name of the Corporation is TA Merger Corp.

ARTICLE II

The address of the Corporation’s registered office in the State of Georgia is c/o CT Corporation System, 1201 Peachtree Street, NE, Atlanta, Georgia 30361. The name of its registered agent at such address is C T Corporation System. The name of the Corporation’s incorporator is William E. Walt. The address of the incorporator is c/o Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

ARTICLE IV

The total number of shares of capital stock that the Corporation shall have authority to issue is 3 75,000,000 of which (i) 270,000,000 shares shall be a class of preferred stock, par value $.0001 per share (the “Preferred Stock”), and (ii) 105,000,000 shares shall be a class of common stock, par value $.0001 per share (the “Common Stock”).

The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.

A. SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation. A total of 90,000,000 shares of the Corporation’s Preferred Stock shall be designated as a series known as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

2. Voting. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock which a holder of a share of Series A Preferred Stock would receive if such holder were to convert such share into shares of Series B Preferred Stock (as hereafter defined) pursuant to Section A.6 hereof, and then immediately convert such share(s) of Series B Preferred Stock into Common Stock pursuant to Section B.6 hereof, in each case as of the record

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date for the vote or written consent of shareholders, as applicable. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of any shareholders meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock and Series B Preferred Stock, voting together as single class, upon all matters submitted to a vote of shareholders, except those matters required to be submitted to a class or series vote pursuant to the terms hereof (including Section A. 8) or by law.

3. Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the per share rate of 2.5% of the Series A Original Issue Price (as defined below) per annum (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share) from the date of original issuance of such share (the “Closing Date”), which dividends shall accrue daily in arrears and be compounded quarterly, whether or not such dividends are declared by the Board of Directors or paid. Such dividends shall be paid upon liquidation or redemption of the Series A Preferred Stock as set forth in Sections A.4 and A.5 below, or if the Series A Preferred Stock is converted pursuant to Section A.6 below, upon liquidation or redemption of the Redeemable Preferred Stock as set forth in C.4 and C.5 below. After the foregoing dividends on the Series A Preferred Stock are paid, then the Corporation may (when, as and if declared by the Board of Directors) declare and distribute dividends among the holders of Series A Preferred Stock, Series B Preferred Stock and the holders of Common Stock pro rata based on the number of shares of Common Stock held by each, determined on an as-if-converted basis (assuming conversion of all outstanding shares of Series A Preferred Stock and, immediately thereafter, conversion of all outstanding shares of Series B Preferred Stock, in each case, pursuant to the terms of this Article IV) as of the record date with respect to the declaration of such dividends. Notwithstanding the foregoing, the Board of Directors shall not declare, and the dividends shall not be paid unless and until (i) the obligations of the Corporation under that certain Second Amended and Restated Credit Agreement dated as of May 28, 2004, as such agreement may be amended, restated, refinanced, replaced or otherwise modified as provided for in and limited by the Debt Subordination Agreement (as defined below), by and among the Corporation, General Electric Capital Corporation, as a lender and in its capacity as agent for the lenders (“GE Capital”), and the other parties signatory thereto (the “Senior Debt”) have been paid in full, including any permitted refinancings thereof as provided for in and limited by the Debt Subordination Agreement, and (ii) the obligations of the Corporation under that certain Note Purchase Agreement dated as of May 28, 2004, as such agreement may be amended, restated, refinanced, replaced or otherwise modified as provided for in and limited by the Debt Subordination Agreement, by and among the Corporation, TA Subordinated Debt Fund, L.P., TA Investors II, L.P. and CGW Southeast Partners III, L.P. (the “Subordinated Debt”) have been paid in full, including any permitted refinancings thereof as provided for in and limited by the Debt Subordination Agreement; unless such dividends and payments are otherwise permitted under the terms of that certain Subordination Agreement dated May 28, 2004 by and among the Corporation, GE Capital and the holders of Series A Preferred Stock signatories thereto (as such agreement may be amended, restated, refinanced, replaced or otherwise modified

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as provided for in and limited by the Debt Subordination Agreement, the “Equity Subordination Agreement”). For purposes hereof, the term “Debt Subordination Agreement” means that certain Subordination Agreement dated May 28, 2004 by and among the Corporation, the Corporation’s subsidiaries signatories thereto, GE Capital, TA Subordinated Debt Fund, L.P., TA Investors II, L.P. and CGW Southeast Partners HI, L.P. (as such agreement may be amended, restated, refinanced, replaced or otherwise modified in accordance with its terms).

4. Liquidation; Merger, etc.

(a) Series A Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a “Liquidation Event”), each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid in cash, before any amount is paid or distributed to the holders of the Common Stock or any other capital stock ranking on liquidation junior to the Series A Preferred Stock (the Common Stock and such other capital stock being referred to collectively as “Junior Stock”), an amount per share of Series A Preferred Stock equal to (A) $1.00 (the “Series A Original Issue Price”) (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) plus (B) any accrued or declared but unpaid dividends on such shares of Series A Preferred Stock (the Series A Original Issue Price plus such accrued or declared dividends are referred to herein as the “Series A Preference Amount”). If the amounts available for distribution by the Corporation to holders of Series A Preferred Stock upon a Liquidation Event are not sufficient to pay the aggregate Series A Preference Amount due to such holders, such holders shall share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. The Series A Preferred Stock, Series B Preferred Stock and Redeemable Preferred Stock (as hereafter defined) shall be pari passu (based on liquidation preferences) with respect to any Liquidation Event (or deemed Liquidation Event).

Notwithstanding the preceding paragraph, if upon such Liquidation Event the holders of outstanding shares of Series A Preferred Stock would receive more than the aggregate amount to be received under the preceding paragraph above in the event that immediately prior to the Liquidation Event all of their shares of Series A Preferred Stock were converted into shares of Series B Preferred Stock and Redeemable Preferred Stock pursuant to the provisions of Section A.6(a) hereof, and immediately thereafter all such shares of Series B Preferred Stock were converted into Common Stock pursuant to the provisions of Section B.6(a) hereof, and such shares of Common Stock and Series A Redeemable Preferred Stock received liquidating distributions from the Corporation, then in connection with such Liquidation Event each holder of outstanding shares of Series A Preferred Stock in connection with such Liquidation Event shall be entitled to be paid in cash, in lieu of the payments described in the preceding paragraph, an amount per share of Series A Preferred Stock equal to (i) such amount as would have been payable in respect of each share of Redeemable Preferred Stock (including any fractions thereof) issuable upon conversion of such share of Series A Preferred Stock had such share of Series A Preferred Stock been converted to Redeemable Preferred Stock immediately prior to such Liquidation Event pursuant to the provisions of Section A.6(a) hereof, plus

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(ii) such amount as would have been payable in respect of each share of Common Stock issuable upon conversion of the Series B Preferred Stock issuable upon conversion of the Series A Preferred Stock had such share of Series A Preferred Stock and share(s) of Series B Preferred Stock been converted, sequentially, into Common Stock immediately prior to such Liquidation Event pursuant to the provisions of Sections A.6(a) and B.6(a) hereof, as applicable.

The provisions of this Section A.4 shall not in any way limit the right of the holders of Series A Preferred Stock to elect to convert their shares of Series A Preferred Stock into shares of Series B Preferred Stock and Redeemable Preferred Stock pursuant to Section A.6 prior to or in connection with any Liquidation Event.

(b) Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, the remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed among the holders of shares of Junior Stock then outstanding.

5. Redemption.

(a) Extraordinary Transactions. Upon the election of the holder(s) of not less than 66 2/3% of the voting power of the outstanding shares of Series A Preferred Stock (a “Series A Two Thirds Interest”) to have the Series A Preferred Stock redeemed in connection with an Extraordinary Transaction (as defined below) or otherwise to participate in connection with an Extraordinary Transaction, then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless a particular holder of Series A Preferred Stock elects to convert its shares of Series A Preferred Stock into Series B Preferred Stock and Redeemable Preferred Stock in accordance with the voluntary conversion provisions of Section A.6 prior to the effective date of such Extraordinary Transaction, the Corporation shall either (1) if redemption is elected, on the effective date of such Extraordinary Transaction, redeem all (but not less than all) of the then outstanding shares of Series A Preferred Stock for an amount equal to the aggregate Series A Preference Amount, such amount to be payable in cash (subject to the provisions of the immediately following paragraph) or, at the election of such holder or holders, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction (valued pursuant to Section A.5(b)), and no payment shall be made to the holders of the Common Stock or any other junior Stock unless such amount is paid in full or (2) if such holder or holders elect to participate in such Extraordinary Transaction (such as a merger) on terms acceptable to them, take such actions as shall be sufficient to facilitate such participation by all (but not less than all) of the then outstanding shares of Series A Preferred Stock (including in the case of a merger executing a merger agreement with an exchange ratio reflecting the provisions hereof) on terms giving effect to such holders’ right to receive the aggregate Series A Preference Amount as a preferential amount, in which event such amount shall be paid in cash or, at the election of such Two-Thirds Interest, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, on a pari passu basis

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with all other classes of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock which are participating in such Extraordinary Transaction, based on the respective preferential amounts to which each such class is entitled, but in preference to and before any amount is paid or otherwise distributed to the holders of the Common Stock or any other Junior Stock, in which event such preferential amount shall be deemed to have been distributed to the holders of the Series A Preferred Stock as if in a Liquidation Event.

Notwithstanding the foregoing, if, upon any Extraordinary Transaction in which the holder or holders of not less than a Series A Two Thirds Interest elect to be redeemed or to participate, the holders of the outstanding shares of Series A Preferred Stock would receive more than the aggregate Series A Preference Amount in the event that immediately prior to such Extraordinary Transaction all of their shares of Series A Preferred Stock were converted into shares of Series B Preferred Stock and Redeemable Preferred Stock pursuant to the provisions of Section A.6(a) hereof, and immediately thereafter all such shares of Series B Preferred Stock were converted into Common Stock pursuant to the provisions of Section B.6(a) hereof, and such shares of Common Stock and Series A Redeemable Preferred Stock were purchased and otherwise participated in such Extraordinary Transaction, then in connection with such Extraordinary Transaction each holder of outstanding shares of Series A Preferred Stock shall receive from the Corporation or the relevant purchaser, as applicable, upon the election of the holder or holders of not less than a Series A Two Thirds Interest of the outstanding shares of Series A Preferred Stock to redeem or otherwise participate in such Extraordinary Transaction, an amount equal to the per share Redeemable Preference Amount under Section C.4 plus any dividends pursuant to Section A.3 or A.5(g) which are accumulated or declared but unpaid and any interest due under Section A.5(f) in respect of such share as of the date of such Extraordinary Transaction before any amount is paid or distributed to the holders of Common Stock or of any other stock ranking with regard to dividend rights, rights upon a Liquidation Event or an Extraordinary Transaction, or redemption rights junior to the Series A Preferred Stock, payable in cash, and thereafter (1) shall share with the holders of the Common Stock and any other stock ranking with regard to dividend rights, rights upon a Liquidation Event or an Extraordinary Transaction, or redemption rights junior to the Series A Preferred Stock in the proceeds of such Extraordinary Transaction or (2) if such holder or holders so elect, shall receive an amount equal to the amount per share that would be paid if the shares of Common Stock receivable upon conversion of the Series A Preferred Stock into Series B Preferred Stock and the conversion of such Series B Preferred Stock immediately thereafter were being acquired in the Extraordinary Transaction at the same price per share as is paid for Common Stock, which excess amount shall be paid in the same form of consideration as is paid to holders of Common Stock, as if each share of Series A Preferred Stock had been converted into the number of shares of Redeemable Preferred Stock and Common Stock issuable upon the conversion of such share of Series A Preferred Stock into shares of Series B Preferred Stock in accordance with Section A.6 hereof and immediately thereafter all such shares of Series B Preferred Stock were converted into Common Stock pursuant to the provisions of Section B.6(a) immediately prior to such Extraordinary Transaction.

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The Corporation shall not participate in any Extraordinary Transaction or make or agree to have made any payments to the holders of shares of Common Stock or any other stock ranking junior to the Series A Preferred Stock or any other class or series of capital stock of the Corporation ranking in an Extraordinary Transaction on a parity with the Series A Preferred Stock unless the holders of Series A Preferred shall have received the full preferential amount to which they are entitled hereunder in an Extraordinary Transaction.

The foregoing election shall be made by such holders giving the Corporation and each other holder of Series A Preferred Stock not less than five (5) days’ prior written notice, which notice shall set forth the date for such redemption or participation in an Extraordinary Transaction, as applicable. The provisions of this Section A.5 shall not in any way limit the right of the holders of Series A Preferred Stock to elect to convert their shares into shares of Series B Preferred Stock and Redeemable Preferred Stock pursuant to Section A.6 prior to or in connection with any Extraordinary Transaction.

Notwithstanding the foregoing, the Series A Preferred Stock may not be redeemed or otherwise participate in connection with an Extraordinary Transaction, unless and until the Senior Debt and the Subordinated Debt have been paid in full, including any permitted refinancings thereof as provided for in and limited by the terms of the Debt Subordination Agreement.

For purposes of this Certificate, each transaction described in the following clauses (A) through (E) constitutes an “Extraordinary Transaction”: (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation immediately following such event is held by persons or entities who were shareholders of the Corporation immediately prior to such event); (B) the sale, license or transfer of all or substantially all of the properties and assets of the Corporation or its subsidiaries; (C) any acquisition by any person (or group of affiliated or associated persons) of beneficial ownership of a majority of the equity of the Corporation or any material subsidiary (whether or not newly-issued shares) in a single transaction or a series of related transactions; (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation; or (E) any other change of control of 50% or more of the outstanding voting power of the Corporation.

(b) Valuation of Distribution Securities. Any securities or other consideration to be delivered to the holders of the Series A Preferred Stock if so elected in connection with a redemption or upon any Extraordinary Transaction in accordance with the terms hereof shall be valued as follows:

(i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

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(ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a Series A Two Thirds Interest, provided that if the Corporation and the holders of a Series A Two Thirds Interest are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

(c) Notice by Corporation. Not less than fifteen (15) days prior to the occurrence of any Extraordinary Transaction, the Corporation shall furnish each holder of Series A Preferred Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time of such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

(d) Redemption Price and Date. Upon the election of the holders of not less than a Series A Two Thirds Interest to cause the Corporation to redeem the Series A Preferred Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section A.5(a), all holders of Series A Preferred Stock shall be deemed to have elected to cause the Series A Preferred Stock to be so redeemed or to so participate. The date upon which a redemption or participation in a transaction shall actually occur in accordance with Section A.5(a) shall be referred to as a “Series A Redemption Date.” The redemption price for each share of Series A Preferred Stock redeemed or acquired pursuant to this Section A.5 shall be the per share Series A Preference Amount or such greater per share amount as may be payable pursuant to the second paragraph to Section A.5(a), if applicable (in either case, the “Series A Redemption Price”); provided, however, that if at the Series A Redemption Date shares of Series A Preferred Stock are unable to be redeemed (as contemplated by Section A.5(e)), then holders of Series A Preferred Stock shall also be entitled to interest and dividends pursuant to Sections A.5(f) and (h). The aggregate Series A Redemption Price shall be payable in immediately available funds by certified check or wire transfer to the respective holders of the Series A Preferred Stock on the Series A Redemption Date (subject to Section A.5(e)) except to the extent contemplated by Section A.5(a). Upon any redemption or purchase of the Series A Preferred Stock as provided herein, holders of fractional shares shall receive proportionate amounts in respect thereof. Until the aggregate Series A Redemption Price has been paid for all shares of Series A Preferred Stock being redeemed or purchased: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) except as permitted by Section A.8(a), no shares of capital stock of the Corporation (other than the Series A Preferred Stock in accordance with this Section A.5 and Series B Preferred Stock in accordance with Section B.5) shall be purchased, redeemed or acquired by the Corporation and no monies

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shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

(e) Insufficient Funds. If the funds of the Corporation legally available to redeem shares of Series A Preferred Stock on the Series A Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date, the Corporation shall (i) take any action necessary or appropriate, to the extent reasonably within its control and permissible under applicable law, to remove promptly any impediments to its ability to redeem the total number of shares of Series A Preferred Stock required to be so redeemed and (ii) in any event, use any funds legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Series A Preferred Stock, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation becomes obligated to redeem on the Series A Redemption Date (but that it has not yet redeemed) at the Series A Redemption Price.

(f) Interest. If any shares of Series A Preferred Stock are not redeemed on the Series A Redemption Date for any reason, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series A Redemption Price and any dividend accruing after the Series A Redemption applicable to such unredeemed shares at an aggregate per annum rate equal to ten percent (10%), with such interest to accrue daily in arrears and to be compounded quarterly; provided that in no event shall such interest exceed the maximum permitted rate of interest under applicable law, provided that the Corporation shall make all filings necessary to raise such rate to the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Series A Redemption Date to the extent permitted by law.

(g) Dividend After Redemption Date. In the event that shares of Series A Preferred Stock required to be redeemed are not redeemed and continue to be outstanding, such shares shall continue to be entitled to dividends thereon as provided in Section A.3 until the date on which the Corporation actually redeems such shares.

(h) Surrender of Certificates. Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Series A Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall

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thereafter make payment of the applicable Series A Redemption Price in immediately available funds by certified check or wire transfer; provided that if the Corporation has insufficient funds legally available to redeem all shares of Series A Preferred Stock required to be redeemed, each such holder shall, in addition to receiving the payment of the portion of the aggregate Series A Redemption Price that the Corporation is not legally prohibited from paying to such holder by certified check or wire transfer, receive a new stock certificate for those shares of Series A Preferred Stock not so redeemed.

6. Conversion. The holders of Series A Preferred Stock shall have the following conversion rights:

(a) Voluntary Conversion. Upon the written election of a Series A Two Thirds Interest and without payment of any additional consideration, all (but not less than all) the outstanding shares of Series A Preferred Stock shall be converted into (i) such number of fully paid and nonassessable shares of Series B Preferred Stock as is determined by dividing (A) the Series A Original Issue Price for each such share by (B) the Series A Conversion Price at the time in effect for such Series A Preferred Stock (the “Series A Conversion Rate”), and (ii) one fully paid and nonassessable share of Redeemable Preferred Stock for each such share of Series A Preferred Stock (the “Redeemable Conversion Rate”). Upon such election, all holders of the Series A Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series A Preferred Stock into shares of Series B Preferred Stock and Redeemable Preferred Stock pursuant to this Section A.6(a) and such election shall bind all holders of Series A Preferred Stock. The initial “Series A Conversion Price” per share for shares of Series A Preferred Stock shall be the Series A Original Issue Price, subject to adjustment as set forth in Section A.7. Such conversion may occur at any time after the date of issuance of such shares of Series A Preferred Stock.

(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of Series B Preferred Stock (at the Series A Conversion Rate) and Redeemable Preferred Stock (at the Redeemable Conversion Rate) as of, and in all cases subject to, the closing of the Corporation’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $40,000,000, at a price per share equal to at least $2.50 (appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, or similar event), (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market, and (iii) either (A) all shares of Redeemable Preferred Stock that are outstanding or issuable upon the automatic conversion of shares of Series A Preferred Stock pursuant to this Section A.6(b) are redeemed for cash immediately upon and as of the closing of such offering or (B) contemporaneously with such offering cash in an amount sufficient to redeem all shares of Redeemable Preferred Stock that are outstanding or issuable upon the automatic conversion of shares of Series A Preferred Stock pursuant to this Section A.6(b) is segregated and irrevocably held by the Corporation for payment to

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holders of Redeemable Preferred Stock (a “QPO”). If a closing of a QPO occurs, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Series B Preferred Stock and Redeemable Preferred Stock immediately prior to such closing.

(c) Procedure for Conversion.

(i) Voluntary Conversion. Upon election to convert pursuant to Section A.6(a), the relevant holder or holders of Series A Preferred Stock shall surrender the certificate or certificates representing the Series A Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or if lost shall deliver an affidavit of loss to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Series A Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, certificates for the number of shares of Series B Preferred Stock and Redeemable Preferred Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Series B Preferred Stock and Redeemable Preferred Stock upon conversion of Series A Preferred Stock shall be deemed effective as of 9:00 a.m. EST on the earlier of the date of written notice delivered pursuant to Section A.6(a) or the date of surrender of such Series A Preferred Stock certificates or delivery of such affidavit of loss and shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(ii) Automatic Conversion. As of the closing of a QPO (the “Automatic Conversion Date”), all outstanding shares of Series A Preferred Stock shall be converted into shares of Series B Preferred Stock and Redeemable Preferred Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation. On the Automatic Conversion Date, all rights with respect to the Series A Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Series B Preferred Stock and Redeemable Preferred Stock into which such shares of Series A Preferred Stock have been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by an attorney-in-fact duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Series B Preferred Stock and Redeemable Preferred Stock into which the shares of the Series A Preferred Stock surrendered are convertible on the Automatic Conversion Date.

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(d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock and Redeemable Preferred Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Series B Preferred Stock and Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Series B Preferred Stock or Redeemable Preferred Stock is not sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Series B Preferred Stock or Redeemable Preferred Stock, as the case may be, to such number of shares as are sufficient for such purpose, and to reserve the appropriate number of shares of Series B Preferred Stock or Redeemable Preferred Stock, as the case may be, for issuance upon such conversion.

(e) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series A Preferred Stock.

7. Adjustments.

(a) Adjustments to the Series A Conversion Price. Except as provided in Section A.7(b) and except in the case of an event described in Section A. 7(c), if and whenever after the date these Amended and Restated Articles of Incorporation are first filed with the Secretary of State of Georgia (the “Filing Date”) the Corporation issues or sells, or is, in accordance with this Section A.7(a), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or sale, then, upon such issuance or sale (or deemed issuance or sale), the Series A Conversion Price shall be reduced to the price determined by dividing (x) the sum of (A) the Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance or sale (or deemed issuance or sale) multiplied by the Series A Conversion Price then in effect and (B) the consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale) by (y) the Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale).

For purposes of this Section A.7(a), the following shall also be applicable:

(i) Issuance of Rights or Options. If the Corporation, at any time after the Filing Date, in any manner grants (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), in each case for consideration per share (determined as provided in this paragraph and in Section A.7(a)(vi)) less than the Series A Conversion Price then in effect, whether or not such Options or the right to convert or exchange any

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such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section A.7(a)(iii), no adjustment of the Series A Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation, at any time after the Filing Date, in any manner issues or sells any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section A.7(a)(vi)) less than the Series A Conversion Price then in effect, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that (1) except as otherwise provided in Section A.7(a)(iii), no adjustment of the Series A Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Series A Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Conversion Rate: Termination of Options or Convertible Securities. If a change occurs in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section A.7(a)(i) or any Convertible Securities referred to in Section A.7(a)(i) or (ii), (B) the purchase price provided for in any Option referred to in Section A.7(a)(i), (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section A.7(a)(i) or (ii) or (D) the rate at which Convertible Securities referred to in Section A.7(a)(i) or (ii) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event

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described in Section A.7(b)), then the Series A Conversion Price in effect at the time of such event shall be adjusted to the Series A Conversion Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series A Conversion Price then in effect is thereby reduced. Upon the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series A Conversion Price then in effect hereunder shall be increased to the Series A Conversion Price that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or been issued at such higher price, as the case may be.

(iv) Stock Dividends. If the Corporation declares a dividend or makes any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the ease may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series A Conversion Price shall be adjusted pursuant to this Section A.7(a); provided, that no adjustment shall be made to the Series A Conversion Price as a result of such dividend or distribution if the holders of the shares of Series A Preferred Stock are entitled to, and do, receive such dividend or distribution in accordance with Section A.3; and, provided, further, that if any adjustment is made to the Series A Conversion Price as a result of the declaration of a dividend and such dividend is not effected, the Series A Conversion Price shall be appropriately readjusted.

(v) Other Dividends and Distributions. If the Corporation at any time or from time to time after the Filing Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series A Preferred Stock shall receive upon conversion of the Series B Preferred Stock received upon the conversion of such Series A Preferred Stock, in addition to the number of shares of Common Stock receivable upon conversion of such Series B Preferred Stock, the amount of such other securities of the Corporation or the value of such other property that they would have received had the Series A Preferred Stock been converted into Series B Preferred Stock and Redeemable Preferred Stock and immediately thereafter converted such Series B Preferred Stock into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under Section A.7 with respect to the rights of the holders of the outstanding shares of Series A Preferred Stock; provided that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities

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or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Series B Preferred Stock and Redeemable Preferred Stock and immediately thereafter such Series B Preferred Stock was converted into Common Stock on the date of such event.

(vi) Consideration for Stock. In case any shares of Common Stock arc issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section A.7(a)(i) or Section A.7(a)(ii), as appropriate) determined in the manner set forth below in this Section A.7(a)(vi). In case any shares of Common Stock are issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section A.7(a)(i) or Section A.7(a)(ii), as appropriate) as determined in good faith by the Board of Directors of the Corporation and a Series A Two Thirds Interest. If any Options are issued in connection with the issuance and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation and a Series A Two Thirds Interest provided that if the Corporation and the holders of a Series A Two Thirds Interest are unable to reach agreement as to the value of such consideration, then the value thereof shall be determined by an independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

(vii) Record Date. If the Corporation takes a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(viii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this Section A.7.

(ix) Other Issuances or Sales: Indeterminable Amounts. In calculating any adjustment to the Series A Conversion Price pursuant to this Section A.7(a): (A) any shares of Common Stock, Options or Convertible Securities issued or sold (or deemed issued or sold pursuant to Section A.7(a)(i) or Section A.7(a)(ii) above)

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after the Filing Date and prior to the effective date of such adjustment, the issuance or sale (or deemed issuance or sale) of which did not result in any adjustment to the Series A Conversion Price under this Section A.7(a), shall be deemed to have been issued or sold as part of the issuance or sale (or deemed issuance or sale) giving rise to such adjustment for the same consideration per share as the Corporation received in the issuance or sale (or deemed issuance or sale) giving rise to such adjustment, and (B) any Options or Convertible Securities that provide, as of the effective date of such adjustment, for the issuance upon exercise or conversion thereof of an indeterminable number of shares of Common Stock shall (together with the shares of Common Stock issuable upon exercise or conversion thereof) be disregarded for purposes of the calculation and what shares are deemed to be outstanding; provided, that at such time as a number of shares of Common Stock issuable upon exercise or conversion of such Options or Convertible Securities becomes determinable, then the Series A Conversion Price shall be adjusted as provided in Section A.7(a)(iii) above.

(x) Common Stock Deemed Outstanding. For purposes of this Section A.7, the term “Common Stock Deemed Outstanding” shall mean, at any time, the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Filing Date (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Options or Convertible Securities outstanding immediately prior to the Filing Date), plus (B) the number of shares of Common Stock issued or sold (or deemed issued or sold) after the Filing Date, the issuance or sale of which resulted in an adjustment to the Series A Conversion Price pursuant to Section A.7(a), plus (C) the number of shares of Common Stock deemed issued or sold pursuant to Section A.7(a)(ix)(A) above; provided, that Common Stock Deemed Outstanding shall not include the Series A Preferred Stock, the Series B Preferred Stock, any shares of Common Stock issuable upon conversion of the Series B Preferred Stock, or any shares of Common Stock issuable upon the conversion of Series A Preferred Stock into Series B Preferred Stock and Redeemable Preferred Stock and the conversion of such Series B Preferred Stock immediately thereafter.

(b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price in the case of the issuance from and after the Filing Date of (i) shares of Series B Preferred Stock and Redeemable Preferred Stock upon conversion of shares of Series A Preferred Stock; (ii) shares of Common Stock upon conversion of shares of Series B Preferred Stock; (iii) shares of Common Stock upon exercise of the warrants held by TA Subordinated Debt Fund, LP., TA Investors II, L.P. and CGW Southeast Partners III, L.P. or their successors and assigns; (iv) shares of Series A Preferred Stock upon the exercise of options to purchase Series A Preferred Stock held by certain management of the Corporation as of the date hereof and (v) shares of Common Stock or options therefor to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, in each case authorized by the Board of Directors and issued pursuant to the Corporation’s 2004 Stock Option and Grant Plan (“Excluded Shares”).

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(c) Subdivision or Combination of Common Stock. If the Corporation shall at any time after the Closing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), then the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Corporation shall at any time after the Closing Date combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(d) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Series B Preferred Stock or Redeemable Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such shares of stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Series B Preferred Stock or Redeemable Preferred Stock immediately theretofore receivable upon the conversion of such shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series B Preferred Stock or Redeemable Preferred Stock, as applicable, equal to the number of shares of such Series B Preferred Stock or Redeemable Preferred Stock immediately theretofore receivable upon such conversions had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series A Conversion Price and Redeemable Conversion Rate (as defined herein)) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(e) Adjustment for Merger or Reorganization, etc. Unless the holders of Series A Preferred Stock elect redemption in connection with an Extraordinary Transaction pursuant to Section A.5 hereof (in which case Section A.5 shall apply), (A) upon any Extraordinary Transaction each share of Series A Preferred Stock shall thereafter be convertible (or shall be converted into a security that shall be convertible) into Redeemable Preferred Stock and the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Series B Preferred Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such Extraordinary Transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section A.7 set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in Section A.7 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock and (B) all holders of Series A Preferred Stock shall be deemed to have elected to so participate in such

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Extraordinary Transaction as provided in this Section A.7(e) and such election shall bind all holders of the Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, the holders of shares of Series A Preferred Stock shall have the right to elect by vote of a Series A Two Thirds Interest to give effect to the conversion and other rights contained in Section A.6 (or the rights contained in Section A.4, if applicable) instead of giving effect to the provisions contained in this Section A. 7(e) with respect to the shares of Series A Preferred Stock owned by them.

8. Covenants. The Corporation shall not, and shall not permit any affiliate or subsidiary of the Corporation (each, a “Subsidiary”) to (in any case, by merger, consolidation, operation of law or otherwise), without first having provided written notice of such proposed action to each holder of outstanding shares of Series A Preferred Stock and having obtained the affirmative vote or written consent of the holders of a Series A Two Thirds Interest:

(a) declare or pay any dividends other than dividends on the Series A Preferred Stock as provided in Section A.3 or the Redeemable Preferred Stock as provided in Section C.3 or make any distributions of cash, property or securities of the Corporation or any Subsidiary in respect of its capital stock, or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Series A Preferred Stock pursuant to and as provided in these Amended and Restated Articles of Incorporation, (ii) the repurchase of Excluded Shares described in Section A.7(b)(ii) above, (iii) the repurchase of shares under that certain Shareholders Agreement, dated as of May 28, 2004, among the Corporation and the shareholders of the Corporation or (iv) dividends or distributions payable solely in shares of Common Stock;

(b) reclassify any capital stock in a manner that alters the designations, preferences, powers and/or the relative, participating, optional or other special rights, or the restrictions provided for the benefit of, the Series A Preferred Stock;

(c) authorize or issue, or obligate itself to issue, any convertible debt or other debt with any equity participation, any securities convertible into or exercisable or exchangeable for any equity securities, or any other equity security, in any case ranking senior to or on parity with the Series A Preferred Stock as to liquidation, sale or merger preferences, redemption, or dividend rights, or with any class or special voting rights, or permit any Subsidiary of the Corporation to issue any capital stock, or securities convertible into or exercisable or exchangeable for capital stock or other securities of such Subsidiary, to any person or entity other than the Corporation;

(d) amend, alter or repeal (whether by merger, consolidation, operation of law, or otherwise) any provision of, or add any provision to, these Amended and Restated Articles of Incorporation (including, without limitation, increasing the total number of shares of Preferred Stock that the Corporation shall

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have the authority to issue), the bylaws of the Corporation as in effect on the Closing Date or the governing documents of any Subsidiary;

(e) effect any Liquidation Event or Extraordinary Transaction or any other event that would constitute a Liquidation Event or Extraordinary Transaction of any Subsidiary if the references to “Corporation” in such definitions were instead references to “Subsidiary”;

(f) effect the sale, transfer or license of any assets of the Corporation or any Subsidiary to any person or entity other than the Corporation or a wholly-owned Subsidiary of the Corporation, other than in the ordinary course of business;

(g) incur any indebtedness in excess of $175,000,000;

(h) take any other action not described in Section A.8(a)-(g) if such action could adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock; or

(i) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of a Series A Two Thirds Interest.

Further, the Corporation shall not, by amendment of these Amended and Restated Articles of Incorporation (by way of merger, operation of law, or otherwise) or through any Liquidation Event or other reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock or Redeemable Preferred Stock against impairment. Any successor to the Corporation shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series A Preferred Stock and Redeemable Preferred Stock.

9. Notices.

(a) Liquidation Events, Extraordinary Transactions, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Extraordinary Transaction, QPO or any other public offering of the Corporation’s securities becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock at least thirty (30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for

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the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, QPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Series A Preferred Stock, Series B Preferred Stock, Redeemable Preferred Stock or Common Stock each holder of Series A Preferred Stock would receive under all possible elections, options etc. available to holders of Series A Preferred Stock pursuant to the applicable provisions of these Amended and Restated Articles of Incorporation, and (3) the facts upon which such amounts were determined.

(b) Adjustments: Calculations. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth in detail (i) such adjustment or readjustment, (ii) the Series A Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Series B Preferred Stock and Redeemable Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Series A Preferred Stock. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

(c) Waiver of Notice. The holder or holders of a Series A Two Thirds Interest may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

10. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue.

11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series A Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

B. SERIES B CONVERTIBLE PREFERRED STOCK

1. Designation. A total of 90,000,000 shares of the Corporation’s Preferred Stock shall be designated as a series known as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

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2. Voting. Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to Section B.6 hereof as of the record date for the vote or written consent of shareholders, as applicable. Each holder of outstanding shares of Series B Preferred Stock shall be entitled to notice of any shareholders meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock and Series A Preferred Stock, voting together as single class, upon all matters submitted to a vote of shareholders, except those matters required to be submitted to a class or series vote pursuant to the terms hereof (including Section B.8) or by law.

3. Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends at such times and in such amounts as to be received by holders of outstanding shares of Common Stock, pro rata based on the number of shares of Common Stock held by each, determined on an as-if-converted basis (assuming full conversion of all such Series B Preferred Stock). Such dividends shall not be cumulative.

Notwithstanding the foregoing, no dividend shall be declared or paid unless and until the Senior Debt and the Subordinated Debt have been paid in full, including any permitted refinancings thereof as provided for in and limited by the Debt Subordination Agreement; unless such dividends and payments are otherwise permitted under the terms of the Equity Subordination Agreement.

4. Liquidation: Merger, etc.

(a) Series B Liquidation Preference. Upon any Liquidation Event, each holder of outstanding shares of Series B Preferred Stock shall be entitled to be paid in cash, before any amount is paid or distributed to the holders of the Common Stock or any other capital stock ranking on liquidation junior to the Series B Preferred Stock (the Common Stock and such other capital stock being referred to collectively in this Section B as “Junior Stock”), an amount per share of Series B Preferred Stock equal to (A) $0.50 (the “Series B Original Issue Price”) (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) plus (B) any accrued or declared but unpaid dividends on such shares of Series B Preferred Stock (the Series B Original Issue Price plus such accrued or declared dividends are referred to herein as the “Series B Preference Amount”). If the amounts available for distribution by the Corporation to holders of Series B Preferred Stock upon a Liquidation Event are not sufficient to pay the aggregate Series B Preference Amount due to such holders, such holders shall share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. The Series A Preferred Stock, Series B Preferred Stock and Redeemable Preferred Stock (as hereafter defined) shall be pari passu (based on liquidation preferences) with respect to any Liquidation Event (or deemed Liquidation Event).

Notwithstanding the preceding paragraph, if upon such Liquidation Event the holders of outstanding shares of Series B Preferred Stock would receive more than the

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aggregate amount to be received under the preceding paragraph above in the event all of their shares of Series B Preferred Stock were converted into shares of Common Stock pursuant to the provisions of Section B.6(a) hereof immediately prior to such Liquidation Event and such shares of Common Stock received a liquidating distribution or distributions from the Corporation, then each holder of outstanding shares of Series B Preferred Stock in connection with such Liquidation Event shall be entitled to be paid in cash, in lieu of the payments described in the preceding paragraph, an amount per share of Series B Preferred Stock equal to such amount as would have been payable in respect of each share of Common Stock (including any fractions thereof) issuable upon conversion of such share of Series B Preferred Stock had such share of Series B Preferred Stock been converted to Common Stock immediately prior to such Liquidation Event pursuant to the provisions of Section B.6 hereof.

The provisions of this Section B.4 shall not in any way limit the right of the holders of Series B Preferred Stock to elect to convert their shares of Series B Preferred Stock into shares of Common Stock pursuant to Section B.6 prior to or in connection with any Liquidation Event.

(b) Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of the Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, the remaining assets and funds of the Corporation available for distribution to its shareholders shall be distributed among the holders of shares of Junior Stock then outstanding.

5. Redemption

(a) Extraordinary Transactions. Upon the election of the holders) of not less than 66 2/3% of the voting power of the outstanding shares of Series B Preferred Stock (a “Series B Two Thirds Interest”) to have the Series B Preferred Stock redeemed or otherwise to participate in connection with an Extraordinary Transaction, then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless a particular holder of Series B Preferred Stock elects to convert its shares of Series B Preferred Stock into Common Stock in accordance with the voluntary conversion provisions of Section B.6 prior to the effective date of such Extraordinary Transaction, the Corporation shall either (1) if redemption is elected, on the effective date of such Extraordinary Transaction, redeem all (but not less than all) of the then outstanding shares of Series B Preferred Stock for an amount equal to the aggregate Series B Preference Amount, such amount to be payable in cash (subject to the provisions of the immediately following paragraph) or, at the election of such holder or holders, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction (valued pursuant to Section B.5(b)), and no payment shall be made to the holders of the Common Stock or any other Junior Stock unless such amount is paid in full or (2) if such holder or holders elect to participate in such Extraordinary Transaction (such as a merger) on terms acceptable to them, take such actions as shall be sufficient to facilitate such participation by all (but not less than all) of the then outstanding shares of Series B Preferred Stock (including in the case of a merger

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executing a merger agreement with an exchange ratio reflecting the provisions hereof) on terms giving effect to such holders’ right to receive the aggregate Series B Preference Amount as a preferential amount, in which event such amount shall be paid in cash or, at the election of such Two-Thirds Interest, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, on a pari passu basis with all other classes of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock which are participating in such Extraordinary Transaction, based on the respective preferential amounts to which each such class is entitled, but in preference to and before any amount is paid or otherwise distributed to the holders of the Common Stock or any other Junior Stock, in which event such preferential amount shall be deemed to have been distributed to the holders of the Series B Preferred Stock as if in a Liquidation Event.

Notwithstanding the foregoing, if, upon any Extraordinary Transaction in which the holder or holders of not less than a Series B Two Thirds Interest elect to be redeemed or to participate, the holders of the outstanding shares of Series B Preferred Stock would receive more than the aggregate Series B Preference Amount in the event their shares were converted into Common Stock immediately prior to such Extraordinary Transaction and all of such shares of Common Stock were purchased or otherwise participated in such Extraordinary Transaction, then each holder of Series B Preferred Stock shall receive from the Corporation or the relevant purchaser, as applicable, upon the election of the holder or holders of not less than a Series B Two Thirds Interest of the outstanding shares of Series B Preferred Stock to redeem or otherwise participate in such Extraordinary Transaction, shall (1) share with the holders of the Common Stock and any other stock ranking with regard to dividend rights, rights upon a Liquidation Event or an Extraordinary Transaction, or redemption rights junior to the Series B Preferred Stock in the proceeds of such Extraordinary Transaction or (2) if such holder or holders so elect, receive an amount equal to the amount per share that would be paid if the shares of Common Stock receivable upon conversion of the Series B Preferred Stock were being acquired in the Extraordinary Transaction at the same price per share as is paid for Common Stock, which excess amount shall be paid in the same form of consideration as is paid to holders of Common Stock, as if each share of Series B Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of such share of Series B Preferred Stock in accordance with Section B.6 hereof immediately prior to such Extraordinary Transaction.

The Corporation shall not participate in any Extraordinary Transaction or make or agree to have made any payments to the holders of shares of Common Stock or any other stock ranking junior to the Series B Preferred Stock or any other class or series of capital stock of the Corporation ranking in an Extraordinary Transaction on a parity with the Series B Preferred Stock unless the holders of Series B Preferred shall have received the full preferential amount to which they are entitled hereunder in an Extraordinary Transaction.

The foregoing election shall be made by such holders giving the Corporation and each other holder of Series B Preferred not less than five (5) days’ prior written notice, which notice shall set forth the date for such redemption or participation in an

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Extraordinary Transaction, as applicable. The provisions of this Section B.5 shall not in any way limit the right of the holders of Series B Preferred Stock to elect to convert their shares into shares of Common Stock pursuant to Section B.6 prior to or in connection with any Extraordinary Transaction.

Notwithstanding the foregoing, the Series B Preferred Stock may not be redeemed or otherwise participate in connection with an Extraordinary Transaction, unless and until the Senior Debt and the Subordinated Debt have been paid in full, including any permitted refinancings thereof as provided for in and limited by the terms of the Debt Subordination Agreement.

(b) Valuation of Distribution Securities. Any securities or other consideration to be delivered to the holders of the Series B Preferred Stock if so elected in connection with a redemption or upon any Extraordinary Transaction in accordance with the terms hereof shall be valued as follows:

(i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

(ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a Series B Two Thirds Interest, provided that if the Corporation and the holders of a Series B Two Thirds Interest are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

(c) Notice by Corporation. Not less than fifteen (15) days prior to the occurrence of any Extraordinary Transaction, the Corporation shall furnish each holder of Series B Preferred Stock notice in accordance with Section B.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time of such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

(d) Redemption Price and Date. Upon the election of the holders of not less than a Series B Two Thirds Interest to cause the Corporation to redeem the Series B Preferred Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section B.5(a), all holders of Series B Preferred Stock shall be deemed to have elected to cause the Series B Preferred Stock to be so redeemed or to so participate. The date upon which a redemption or participation in a transaction shall actually occur in accordance

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with Section B.5(a) shall be referred to as a “Series B Redemption Date.” The redemption price for each share of Series B Preferred Stock redeemed or acquired pursuant to this Section B.5 shall be the per share Series B Preference Amount or such greater per share amount as may be payable pursuant to the second paragraph to Section B.5(a), if applicable (in either case, the “Series B Redemption Price”); provided, however, that if at the Series B Redemption Date shares of Series B Preferred Stock are unable to be redeemed (as contemplated by Section B.5(e)), then holders of Series B Preferred Stock shall also be entitled to interest and dividends pursuant to Sections B.5(f) and (h). The aggregate Series B Redemption Price shall be payable in immediately available funds by certified check or wire transfer to the respective holders of the Series B Preferred Stock on the Series B Redemption Date (subject to Section B.5(e)) except to the extent contemplated by Section B.5(a). Upon any redemption or purchase of the Series B Preferred Stock as provided herein, holders of fractional shares shall receive proportionate amounts in respect thereof. Until the aggregate Series B Redemption Price has been paid for all shares of Series B Preferred Stock being redeemed or purchased: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) except as permitted by Section B.8(a), no shares of capital stock of the Corporation (other than the Series B Preferred Stock in accordance with this Section B.5 and Series A Preferred Stock in accordance with Section A.5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

(e) Insufficient Funds. If the funds of the Corporation legally available to redeem shares of Series B Preferred Stock on the Series B Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date, the Corporation shall (i) take any action necessary or appropriate, to the extent reasonably within its control and permissible under applicable law, to remove promptly any impediments to its ability to redeem the total number of shares of Series B Preferred Stock required to be so redeemed and (ii) in any event, use any funds legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Series B Preferred Stock, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation becomes obligated to redeem on the Series B Redemption Date (but that it has not yet redeemed) at the Series B Redemption Price.

(f) Interest. If any shares of Series B Preferred Stock are not redeemed on the Series B Redemption Date for any reason, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Series B Redemption Price and any dividend accruing after the Series B Redemption applicable to such unredeemed shares at an aggregate per annum rate equal to ten percent (10%), with such interest to accrue daily in arrears and to be compounded quarterly; provided that in no event shall such interest exceed the Maximum Permitted Rate, provided that the Corporation shall make all filings necessary to raise such rate to the Maximum Permitted Rate. In the event that fulfillment

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of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Series B Redemption Date to the extent permitted by law.

(g) Dividend After Redemption Date. In the event that shares of Series B Preferred Stock required to be redeemed are not redeemed and continue to be outstanding, such shares shall continue to be entitled to dividends thereon as provided in Section B.3 until the date on which the Corporation actually redeems such shares.

(h) Surrender of Certificates. Each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Series B Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series B Redemption Price in immediately available funds by certified check or wire transfer; provided that if the Corporation has insufficient funds legally available to redeem all shares of Series B Preferred Stock required to be redeemed, each such holder shall, in addition to receiving the payment of the portion of the aggregate Series B Redemption Price that the Corporation is not legally prohibited from paying to such holder by certified check or wire transfer, receive a new stock certificate for those shares of Series B Preferred Stock not so redeemed.

6. Conversion. The holders of Series B Preferred Stock shall have the following conversion rights:

(a) Voluntary Conversion. Upon the written election of a Series B Two Thirds Interest and without payment of any additional consideration, all (but not less than all) the outstanding shares of Series B Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series B Original Issue Price for each such share plus any accrued or declared but unpaid dividends on each such share by (ii) the Series B Conversion Price at the time in effect for such Series B Preferred Stock (the “Series B Conversion Rate”). Upon such election, all holders of the Series B Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series B Preferred Stock into shares of Common Stock pursuant to this Section B.6(a) and such election shall bind all holders of Series B Preferred Stock. The initial “Series B Conversion Price” per share for shares of Series B Preferred Stock shall be the Series B Original Issue Price, subject to adjustment as set forth in Section B.7. Such conversion may occur at any time after the date of issuance of such shares of Series B Preferred Stock.

(b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted, without the payment of any additional consideration,

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into fully paid and nonassessable shares of Common Stock (at the Series B Conversion Rate) as of, and in all cases subject to, the closing of a QPO. If a closing of a QPO occurs, all outstanding shares of Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing.

(c) Procedure for Conversion.

(i) Voluntary Conversion. Upon election to convert pursuant to Section B.6(a), the relevant holder or holders of Series B Preferred Stock shall surrender the certificate or certificates representing the Series B Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or if lost shall deliver an affidavit of loss to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Series B Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of Series B Preferred Stock shall be deemed effective as of 9:00 a.m. EST on the earlier of the date of written notice delivered pursuant to Section B.6(a) or the date of surrender of such Series B Preferred Stock certificates or delivery of such affidavit of loss and shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(ii) Automatic Conversion. As of the Automatic Conversion Date, all outstanding shares of Series B Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series B Preferred Stock are surrendered to the Corporation. On the Automatic Conversion Date, all rights with respect to the Series B Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series B Preferred Stock have been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by an attorney-in-fact duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered are convertible on the Automatic Conversion Date.

(d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of

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Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase the number of its authorized but unissued shares of Common Stock to such number of shares as are sufficient for such purpose, and to reserve the appropriate number of shares of Common Stock for issuance upon such conversion.

(e) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series B Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series B Preferred Stock.

7. Adjustments.

(a) Adjustments to the Series B Conversion Price. Except as provided in Section B.7(b) and except in the case of an event described in Section B.7(c), if and whenever after the Filing Date the Corporation issues or sells, or is, in accordance with this Section B.7(a), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issuance or sale, then, upon such issuance or sale (or deemed issuance or sale), the Series B Conversion Price shall be reduced to the price determined by dividing (x) the sum of (A) the Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance or sale (or deemed issuance or sale) multiplied by the Series B Conversion Price then in effect and (B) the consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale) by (y) the Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale).

For purposes of this Section B.7(a), the following shall also be applicable:

(i) Issuance of Rights or Options. If the Corporation, at any time after the Filing Date, in any manner grants (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any Options or Convertible Securities, in each case for consideration per share (determined as provided in this paragraph and in Section B.7(a)(vi)) less than the Series B Conversion Price then in effect, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to

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Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section B.7(a)(iii), no adjustment of the Series B Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation, at any time after the Filing Date, in any manner issues or sells any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section B.7(a)(vi)) less than the Series B Conversion Price then in effect, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that (1) except as otherwise provided in Section B.7(a)(iii), no adjustment of the Series B Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Series B Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Conversion Rate: Termination of Options or Convertible Securities. If a change occurs in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section B.7(a)(i) or any Convertible Securities referred to in Section B.7(a)(i) or (ii), (B) the purchase price provided for in any Option referred to in Section B.7(a)(i), (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section B.7(a)(i) or (ii) or (D) the rate at which Convertible Securities referred to in Section B.7(a)(i) or (ii) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section B.7(b)), then the Series B Conversion Price in effect at the time of such event shall be adjusted to the Series B Conversion Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series B Conversion Price then in effect is thereby reduced. Upon the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series B Conversion Price then in effect hereunder shall be increased to the Series B Conversion Price that would have

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been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or been issued at such higher price, as the case may be.

(iv) Stock Dividends. If the Corporation declares a dividend or makes any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series B Conversion Price shall be adjusted pursuant to this Section B.7(a); provided, that no adjustment shall be made to the Series B Conversion Price as a result of such dividend or distribution if the holders of the shares of Series B Preferred Stock are entitled to, and do, receive such dividend or distribution in accordance with Section B.3; and, provided, further, that if any adjustment is made to the Series B Conversion Price as a result of the declaration of a dividend and such dividend is not effected, the Series B Conversion Price shall be appropriately readjusted.

(v) Other Dividends and Distributions. If the Corporation at any time or from time to time after the Filing Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or the value of such other property that they would have received had the Series B Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under Section B.7 with respect to the rights of the holders of the outstanding shares of Series B Preferred Stock; provided that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

(vi) Consideration for Stock. In case any shares of Common Stock are issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section B.7(a)(i) or Section B.7(a)(ii), as appropriate) determined in the manner set forth below in this Section B.7(a)(vi). In case any shares of Common Stock are issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other

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than cash received by the Corporation shall be deemed to be the fair value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section B.7(a)(i) or Section B.7(a)(ii), as appropriate) as determined in good faith by the Board of Directors of the Corporation and a Series B Two Thirds Interest. If any Options are issued in connection with the issuance and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation and a Series B Two Thirds Interest provided that if the Corporation and the holders of a Series B Two Thirds Interest are unable to reach agreement as to the value of such consideration, then the value thereof shall be determined by an independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

(vii) Record Date. If the Corporation takes a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(viii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this Section B.7.

(ix) Other Issuances or Sales; Indeterminable Amounts. In calculating any adjustment to the Series B Conversion Price pursuant to this Section B.7(a): (A) any shares of Common Stock, Options or Convertible Securities issued or sold (or deemed issued or sold pursuant to Section B.7(a)(i) or Section B.7(a)(ii) above) after the Filing Date and prior to the effective date of such adjustment, the issuance or sale (or deemed issuance or sale) of which did not result in any adjustment to the Series B Conversion Price under this Section B.7(a), shall be deemed to have been issued or sold as part of the issuance or sale (or deemed issuance or sale) giving rise to such adjustment for the same consideration per share as the Corporation received in the issuance or sale (or deemed issuance or sale) giving rise to such adjustment, and (B) any Options or Convertible Securities that provide, as of the effective date of such adjustment, for the issuance upon exercise or conversion thereof of an indeterminable number of shares of Common Stock shall (together with the shares of Common Stock issuable upon exercise or conversion thereof) be disregarded for purposes of the calculation and what shares are deemed to be outstanding; provided, that at such time as time as a number of shares of Common Stock issuable upon exercise or conversion of such Options or Convertible Securities becomes determinable, then the Series B Conversion Price shall be adjusted as provided in Section B.7(a)(iii) above.

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(x) Common Stock Deemed Outstanding. For purposes of this Section B.7, the term “Common Stock Deemed Outstanding” shall mean, at any time, the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Filing Date (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Options or Convertible Securities outstanding immediately prior to the Filing Date), plus (B) the number of shares of Common Stock issued or sold (or deemed issued or sold) after the Filing Date, the issuance or sale of which resulted in an adjustment to the Series B Conversion Price pursuant to Section B.7(a), plus (C) the number of shares of Common Stock deemed issued or sold pursuant to Section B.7(a)(ix)(A) above; provided, that Common Stock Deemed Outstanding shall not include the Series A Preferred Stock, the Series B Preferred Stock, any shares of Common Stock issuable upon conversion of the Series B Preferred Stock, or any shares of Common Stock issuable upon the conversion of Series A Preferred Stock into Series B Preferred Stock and Redeemable Preferred Stock and the conversion of such Series B Preferred Stock immediately thereafter.

(b) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series B Conversion Price in the case of the issuance from and after the Filing Date of Excluded Shares.

(c) Subdivision or Combination of Common Stock. If the Corporation shall at any time after the Closing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), then the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Corporation shall at any time after the Closing Date combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(d) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation

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to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(e) Adjustment for Merger or Reorganization, etc. Unless the holders of Series B Preferred Stock elect redemption in connection with an Extraordinary Transaction pursuant to Section B.5 hereof (in which case Section B.5 shall apply), (A) upon any Extraordinary Transaction each share of Series B Preferred Stock shall thereafter be convertible (or shall be converted into a security that shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such Extraordinary Transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section B.7 set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in Section B.7 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock and (B) all holders of Series B Preferred Stock shall be deemed to have elected to so participate in such Extraordinary Transaction as provided in this Section B.7(e) and such election shall bind all holders of the Series B Preferred Stock. Notwithstanding anything to the contrary contained herein, the holders of shares of Series B Preferred Stock shall have the right to elect by vote of a Series B Two Thirds Interest to give effect to the conversion and other rights contained in Section B.6 (or the rights contained in Section B.4, if applicable) instead of giving effect to the provisions contained in this Section B. 7(e) with respect to the shares of Series B Preferred Stock owned by them.

8. Covenants. The Corporation shall not, and shall not permit any affiliate or Subsidiary to (in any case, by merger, consolidation, operation of law or otherwise), without first having provided written notice of such proposed action to each holder of outstanding shares of Series B Preferred Stock and having obtained the affirmative vote or written consent of the holders of a Series B Two Thirds Interest:

(a) declare or pay any dividends other than dividends on the Series B Preferred Stock as provided in Section B.3 or make any distributions of cash, property or securities of the Corporation or any Subsidiary in respect of its capital stock, or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Series B Preferred Stock pursuant to and as provided in these Amended and Restated Articles of Incorporation, (ii) the repurchase of Excluded Shares described in Section B.7(b)(ii) above, (iii) the repurchase of shares under that certain Shareholders Agreement, dated as of May 28, 2004, among the Corporation and the shareholders of the Corporation or (iv) dividends or distributions payable solely in shares of Common Stock;

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(b) reclassify any capital stock in a manner that alters the designations, preferences, powers and/or the relative, participating, optional or other special rights, or the restrictions provided for the benefit of, the Series B Preferred Stock;

(c) authorize or issue, or obligate itself to issue, any convertible debt or other debt with any equity participation, any securities convertible into or exercisable or exchangeable for any equity securities, or any other equity security, in any case ranking senior to or on parity with the Series B Preferred Stock as to liquidation, sale or merger preferences, redemption, or dividend rights, or with any class or special voting rights, or permit any Subsidiary of the Corporation to issue any capital stock, or securities convertible into or exercisable or exchangeable for capital stock or other securities of such Subsidiary, to any person or entity other than the Corporation;

(d) amend, alter or repeal (whether by merger, consolidation, operation of law, or otherwise) any provision of, or add any provision to, these Amended and Restated Articles of Incorporation (including, without limitation, increasing the total number of shares of Preferred Stock that the Corporation shall have the authority to issue), the bylaws of the Corporation as in effect on the Closing Date or the governing documents of any Subsidiary;

(e) effect any Liquidation Event or Extraordinary Transaction or any other event that would constitute a Liquidation Event or Extraordinary Transaction of any Subsidiary if the references to “Corporation” in such definitions were instead references to “Subsidiary”;

(f) effect the sale, transfer or license of any assets of the Corporation or any Subsidiary to any person or entity other than the Corporation or a wholly-owned Subsidiary of the Corporation, other than in the ordinary course of business;

(g) incur any indebtedness in excess of $175,000,000;

(h) take any other action not described in Section B.8(a)-(g) if such action could adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock; or

(i) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of a Series B Two Thirds Interest.

Further, the Corporation shall not, by amendment of these Amended and Restated Articles of Incorporation (by way of merger, operation of law, or otherwise) or through any Liquidation Event or other reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all

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such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against impairment. Any successor to the Corporation shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series B Preferred Stock.

9. Notices.

(a) Liquidation Events, Extraordinary Transactions, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Extraordinary Transaction, QPO or any other public offering of the Corporation’s securities becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series B Preferred Stock at least thirty (30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any Such Liquidation Event, Extraordinary Transaction, QPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Series B Preferred Stock or Common Stock each holder of Series B Preferred Stock would receive under all possible elections, options etc. available to holders of Series B Preferred Stock pursuant to the applicable provisions of these Amended and Restated Articles of Incorporation, and (3) the facts upon which such amounts were determined.

(b) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to Section B.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock (or each holder of Redeemable Preferred Stock, as applicable) a certificate setting forth in detail (i) such adjustment or readjustment, (ii) the Series B Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Series B Preferred Stock. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

(c) Waiver of Notice. The holder or holders of a Series B Two Thirds Interest may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

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10. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue.

11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series B Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

C. REDEEMABLE PREFERRED STOCK

1. Designation. A total of 90,000,000 shares of the Corporation’s Preferred Stock shall be designated as a series known as Redeemable Preferred Stock, par value $.0001 per share (the “Redeemable Preferred Stock”).

2. Election of Directors; Voting.

(a) Election of Directors. The holders of outstanding shares of Redeemable Preferred Stock shall, voting together as a separate class, be entitled to elect one (1) Director. Such Director shall be the candidate receiving the greatest number of affirmative votes (with each holder of Redeemable Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Redeemable Preferred Stock held by such holder) of the outstanding shares of Redeemable Preferred Stock, with votes cast against such candidate and votes withheld having no legal effect. The holders of outstanding shares of Redeemable Preferred Stock shall, voting together as a separate class, be entitled to remove such Director, with or without cause. The election and removal of such Director shall be effected by the votes of a majority in interest of the outstanding shares of Redeemable Preferred Stock and shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Redeemable Preferred Stock, which may be called by holders of a majority of the outstanding shares of Redeemable Preferred Stock or (iv) by the written consent of holders of not less than a majority of the outstanding shares of Redeemable Preferred Stock. Upon conversion of the Series A Preferred Stock, the holder or holders of not less than a majority in voting power of the outstanding Redeemable Preferred Stock may designate one (1) of the Directors elected by the holders of the Series A Preferred Stock then serving on the Corporation’s board of directors to continue in such capacity as the Director elected by the holders of the Redeemable Preferred Stock. If at any time when any share of Redeemable Preferred Stock is outstanding such Director ceases to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of the outstanding shares of Redeemable Preferred Stock, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. The holders of outstanding shares of Redeemable Preferred Stock may, in their sole discretion, determine not to elect a

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Director as provided herein from time to time, and during any such period the Board of Directors nonetheless shall be deemed duly constituted.

(b) No Voting Generally. Except as set forth above with respect to the election of a Director by the holders of Redeemable Preferred Stock, the holders of Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under the Georgia Business Corporation Code.

3. Dividends. The holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the per share rate of 5% of the Redeemable Preference Amount (as defined below) per annum per share of Redeemable Preferred Stock (as adjusted for subsequent stock splits, stock dividends, recapitalizations or like with respect to each share) from the date of original issuance of such share, which dividends shall accrue daily in arrears and be compounded quarterly, whether or not such dividends are declared by the Board of Directors and paid.

Notwithstanding the foregoing, no dividend shall be declared or paid unless and until the Senior Debt and the Subordinated Debt have been paid in full, including any permitted refinancings thereof as provided for in and limited by the Debt Subordination Agreement; unless such dividends and payments are otherwise permitted under the terms of the Equity Subordination Agreement.

4. Liquidation; Merger, etc.

(a) Redeemable Liquidation Preference. Upon any Liquidation Event, each holder of outstanding shares of Redeemable Preferred Stock shall be entitled to be paid in cash, before any amount shall be paid or distributed to the holders of Junior Stock, an amount per share of Redeemable Preferred Stock equal to (i) $0.50, plus (ii) any accrued but unpaid dividends on such shares of Redeemable Preferred Stock plus (iii) any accrued and unpaid dividends on shares of Series A Preferred Stock converted into such shares of Redeemable Preferred Stock that were accrued and/or declared between the effective date of these Amended and Restated Articles of Incorporation and the date of such conversion (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (the “Redeemable Preference Amount”). If the amounts available for distribution by the Corporation to holders of Redeemable Preferred Stock upon a Liquidation Event are not sufficient to pay the aggregate Redeemable Preference Amount due to such holders, such holders shall share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. The Series A Preferred Stock, Series B Preferred Stock and Redeemable Preferred Stock shall be pari passu (based on liquidation preferences) with respect to any Liquidation Event (or deemed Liquidation Event).

(b) Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of the Redeemable Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Redeemable Preferred Stock, the remaining assets and funds of the Corporation available

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for distribution to its shareholders shall be distributed among the holders of shares of Junior Stock then outstanding.

5. Redemption.

(a) Redemption Events.

(i) Automatic. Immediately upon and as of, and in all cases subject to, the closing of a QPO, the Corporation shall redeem all (and not less than all) of the outstanding shares of Redeemable Preferred Stock at the Redeemable Redemption Price specified in Section C.5(b).

(ii) Upon Occurrence of Extraordinary Transactions. Upon the election of the holder(s) of not less than 66 2/3% of the voting power of the outstanding shares of Redeemable Preferred Stock (a “Redeemable Two Thirds Interest”) (or a Series A Two Thirds Interest of the Series A Preferred Stock, as applicable, proposing to convert in order to effect a redemption of the Redeemable Preferred Stock upon such conversion hereunder) to have the Redeemable Preferred Stock redeemed or otherwise to participate in accordance with Section A. 5(a) in connection with an Extraordinary Transaction, then, as part of and as a condition to the effectiveness of such Extraordinary Transaction, the Corporation shall, on the effective date of such Extraordinary Transaction, either (x) redeem all (and not less than all, other than pursuant to Section C.5(c) below) of the outstanding shares of Redeemable Preferred Stock for an amount equal to the Redeemable Preference Amount, such amount to be payable in cash, and no payment shall be made to the holders of the Common Stock or any stock ranking with regard to dividend rights, rights upon a Liquidation Event or an Extraordinary Transaction or redemption rights junior to the Redeemable Preferred Stock unless such amount is paid in full or (y) have such Redeemable Preferred Stock acquired in such Extraordinary Transaction on terms giving effect to the preferential amount to which the Redeemable Preferred Stock would be entitled in connection with a Liquidation Event hereunder or otherwise as agreed to by the holders of a Redeemable Two Thirds Interest. The foregoing election shall be made by such holders giving the Corporation and each other holder of Redeemable Preferred Stock (or Series A Preferred Stock, as applicable) not less than five (5) days’ prior written notice, which notice shall set forth the date for such redemption.

Notwithstanding the foregoing, the Redeemable Preferred Stock may not be redeemed, automatically or at the election of a Redeemable Two Thirds Interest or otherwise participate in connection with an Extraordinary Transaction, unless and until the Senior Debt and the Subordinated Debt have been paid in full, including any permitted refinancings thereof as provided for in and limited by the Debt Subordination Agreement.

(b) Redemption Date and Price. Upon the election of the holders of not less than a Redeemable Two Thirds Interest to cause the Corporation to redeem the Redeemable Preferred Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section C.5(a)(ii), all holders of Redeemable Preferred Stock shall be deemed

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to have elected to cause the Redeemable Preferred Stock subject to such election to be so redeemed or to so participate. Any date which a redemption or other acquisition actually occurs in accordance with Section C.5(a) shall be referred to as a “Redeemable Redemption Date.” The redemption/purchase price for each share of Redeemable Preferred Stock redeemed pursuant to this Section C.5 shall be the per share Redeemable Preference Amount (the “Redeemable Redemption Price”); provided, however, that if at a Redeemable Redemption Date shares of Redeemable Preferred Stock are unable to be redeemed (as contemplated by Section C.5(c) below), then holders of Redeemable Preferred Stock shall also be entitled to interest and dividends pursuant to Sections C.5(d) and (f) below. The aggregate Redeemable Redemption Price shall be payable in cash in immediately available funds on the Redeemable Redemption Date. Until the aggregate Redeemable Redemption Price, including any interest thereon, has been paid in cash for all shares of Redeemable Preferred Stock redeemed or purchased as of the applicable Redeemable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) except as provided in Section A.8(a), no shares of capital stock of the Corporation (other than the Redeemable Preferred Stock in accordance with this Section C.5) shall be purchased, redeemed or acquired by the Corporation and no payment shall be made or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

(c) Insufficient Funds. If the funds of the Corporation legally available to redeem shares of Redeemable Preferred Stock on the Redeemable Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date, the Corporation shall (i) take any action necessary or appropriate, to the extent reasonably within its control and permissible under applicable law, to remove promptly any impediments to its ability to redeem the total number of shares of Redeemable Preferred Stock required to be so redeemed and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Redeemable Preferred Stock, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation has become obligated to redeem on the Redeemable Redemption Date (but which it has not redeemed) at the Redeemable Redemption Price.

(d) Interest. If any shares of Redeemable Preferred Stock are not redeemed on the Redeemable Redemption Date for any reason, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Redeemable Liquidation Preference applicable to such unredeemed shares at an aggregate per annum rate equal to ten percent (10%), with such interest to accrue daily in arrears and to be compounded quarterly; provided, however, that in no event shall such interest exceed the Maximum Permitted Rate. In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be

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retroactively effective to the applicable Redeemable Redemption Date to the extent permitted by law.

(e) Dividend After Redemption Date. In the event that shares of Redeemable Preferred Stock required to be redeemed are not redeemed and continue to be outstanding, such shares shall continue to be entitled to dividends and interest thereon as provided in Sections C.3 and C.5(d) until the date on which the Corporation actually redeems such shares.

(f) Surrender of Certificates. Each holder of shares of Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an affidavit of loss with respect to such certificates at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Redeemable Preferred Stock (or the holders of Series A Convertible Preferred Stock, as applicable), and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Redeemable Redemption Price by certified check or wire transfer, provided, however, that if the Corporation has insufficient funds legally available to redeem all shares of Redeemable Preferred Stock required to be redeemed, each holder shall, in addition to receiving the payment of the portion of the aggregate Redeemable Redemption Price that the Corporation is not legally prohibited from paying to such holder by certified check or wire transfer, receive a new stock certificate for those shares of Redeemable Preferred Stock not so redeemed.

6. Notice. In the event that the Corporation provides or is required to provide notice to any holder of Common Stock in accordance with the provisions of these Amended and Restated Articles of Incorporation and/or the Corporation’s by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Redeemable Preferred Stock.

7. No Reissuance of Redeemable Preferred Stock. No share or shares of Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue.

8. Covenants. So long as any shares of Redeemable Preferred Stock are outstanding the provisions of Section A.8 of this Article IV shall apply to all shares of Redeemable Preferred Stock as if such shares were shares of Series A Preferred Stock, with each share of Redeemable Preferred Stock entitled to one vote per share.

D. COMMON STOCK

1. Voting. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of shareholders and, for so long as any shares of Series A Preferred Stock and Series B

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Preferred Stock remain outstanding, shall vote together with the holders of the Series A Preferred Stock and Series B Preferred Stock as a single class upon any items submitted to a vote of shareholders, except as otherwise provided herein. Notwithstanding the provisions of Section 14-2-1004(a)(1) of the Georgia Business Corporation Code, as amended, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class.

2. Dividends. Subject to the payment in full of all preferential dividends to which the holders of the Series A Preferred Stock and the Redeemable Preferred Stock are entitled hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of Series A Preferred Stock and Series B Preferred Stock on an as-converted basis and Common Stock sharing pari passu in such dividends, as contemplated by Section A.3.

Notwithstanding the foregoing, no dividend shall be declared or paid unless and until the Senior Debt and the Subordinated Debt have been paid in full, including any permitted refinancings thereof as provided for in and limited by the Debt Subordination Agreement; unless such dividends and payments are otherwise permitted under the terms of the Equity Subordination Agreement.

3. Liquidation. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Series A Preferred Stock, Series B Preferred Stock and Redeemable Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, as contemplated by Section A.4, Section B.4 and Section C.4.

ARTICLE V

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. Election of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation to the extent specified therein.

ARTICLE VI

Meetings of shareholders may be held within or without the State of Georgia, as the by-laws may provide.

ARTICLE VII

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To the extent permitted by law, the books of the Corporation may be kept outside the State of Georgia at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.

ARTICLE VIII

A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (a) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for the types of liability set forth under Section 14-2-832 of the Georgia Business Corporation Code, or (d) for any transaction from which the director received an improper personal benefit; provided that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. If the Georgia Business Corporation Code is amended after the effective date of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the applicable laws of the State of Georgia.

Any repeal or modification of this Article VIII by the shareholders of the Corporation or by an amendment to the Georgia Business Corporation Code shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before such repeal or modification of a person serving as a Director prior to or at the time of such repeal or modification.

ARTICLE IX

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

ARTICLE X

The annual election of directors may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing. Except as provided above, any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if written consent, setting forth the action taken, is signed by persons who would be entitled to vote shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shares were present and voted. No written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered pursuant to O.C.G.A. §14-2-704, written consents signed by a sufficient number of shareholders are delivered to the Corporation. Notice shall be given within ten (10) days of the taking of action without a meeting by

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less than unanimous written consent to those shareholders on the record date whose shares were not represented by the written consent.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

LIBC/1931775.8

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IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 28th day of May, 2004.

/s/ Richard D. Tadler
Richard D. Tadler, Sole Director

[Signature Page to Amended and Restated Articles]

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Secretary of State Corporations Division Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: : : : : :	973020550 9701151 10/29/1997 0045 10/29/1997 111

ALSTON & BIRD

JAN R. EZELL

1201 WEST PEACHTREE STREET

ATLANTA, GA 303093424

CERTIFICATE OF AMENDMENT

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

YOUTH AND FAMILY CENTERED SERVICES, INC.

A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

[SEAL]	/s/ Lewis A. Massey Lewis A. Massey Secretary of State

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973020550

ARTICLES OF AMENDMENT
OF
YOUTH AND FAMILY CENTERED SERVICES, INC.	9701151

ARTICLE ONE

The name of the corporation is Youth and Family Centered Services, Inc.

ARTICLE TWO

The first paragraph of Article Two of the Articles of Incorporation is hereby deleted in its entirety, and the following new paragraph is hereby substituted in lieu thereof:

“The total number of shares of all classes which the Corporation has authority to issue is thirty-one million (31,000,000) shares of capital stock, of which thirty million (30,000,000) shares shall be common stock with a par value of $.001 a share (the “Common Stock”) and one million (1,000,000) shares shall be preferred stock with a par value of $.001 a share (the “Preferred Stock”).”

ARTICLE THREE

The foregoing amendment was adopted by unanimous written consent of the shareholders of the corporation effective as of October 29, 1997, in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed this 29 day of October, 1997.

YOUTH AND FAMILY CENTERED SERVICES, INC.

By:	/s/ J. MACK NUNN
	Name:	J. MACK NUNN
	Title:	Secretary

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Secretary of State Corporations Division Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: : : : : :	971750369 9701151 06/24/1997 0045 06/24/1997 411

ALSTON & BIRD

PETER NOVEMBER

1201 W. PEACHTREE ST.

ATLANTA, GA 30309

CERTIFICATE OF MERGER

I, Lewis A. Massey, the Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity:

YOUTH AND FAMILY CENTERED SERVICES, INC., a Georgia corporation

Nonsurviving Entity/Entities:

MILLCREEK MERGER SUB CORPORATION, a Georgia corporation

[SEAL]	/s/ Lewis A. Massey Lewis A. Massey Secretary of State

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971750369

CERTIFICATE OF MERGER

OF

MILLCREEK MERGER SUB CORPORATION	9720307

WITH AND INTO

YOUTH AND FAMILY CENTERED SERVICES, INC.	9701151

Pursuant to the provisions of Section 14-2-1105(b) of the Georgia Business Corporation Code, this Certificate of Merger is hereby executed:

1. Pursuant to the Plan of Merger, dated as of June 24 1997, at the effective time set forth in Paragraph 6 of this Certificate of Merger, MillCreek Merger Sub Corporation (“MMSC”), a Georgia corporation, will merge (the “Merger”) with and into Youth and Family Centered Services, Inc., (“YFCS”), a Georgia corporation.

2. FCS will not amend its Articles of Incorporation as a result of the Merger.

3. The executed Plan of Merger is on file at YFCS’s principal place of business located at 12 Piedmont Center, Suite 210, Atlanta, Georgia 30305; telephone (404) 816-3255.

4. YFCS shall furnish a copy of the Plan of Merger, on request and without cost, to any shareholder of either YFCS or MMSC.

5. Shareholders of YFCS and MMSC duly approved the Plan of Merger.

6. The Merger takes effect when this Certificate of Merger is filed.

7. The undersigned certifies that YFCS will deliver the request for publication of a notice of filing of this Certificate of Merger, together with payment, as required by Section 14-2-1105.1 of the Georgia Business Corporation Code.

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IN WITNESS WHEREOF, the surviving corporation from the Merger has caused this Certificate of Merger to be executed in its name by a duly authorized officer as of the 24th day of June, 1997.

YOUTH AND FAMILY CENTERED SERVICES, INC.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan, President

AA971630.031

2

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Secretary of State Corporation Division Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: : : : : :	971130900 9701151 04/23/1997 0045 04/23/1997 111

ALSTON & BIRD

LISA M. DURHAM

1201 W. PEACHTREE ST.

ATLANTA, GA 30309

CERTIFICATE OF AMENDMENT

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

YOUTH AND FAMILY CENTERED SERVICES, INC.

A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

[SEAL]	/s/ Lewis A. Massey Lewis A. Massey Secretary of State

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971130900

ARTICLES OF AMENDMENT
OF
YOUTH AND FAMILY CENTERED SERVICES, INC.

ARTICLE ONE

The name of the corporation is Youth and Family Centered Services, Inc.

ARTICLE TWO

The first paragraph of Article Two of the Articles of Incorporation is hereby deleted in its entirety, and the following new paragraph is hereby substituted in lieu thereof:

“The total Dumber of shares of all classes which the Corporation has authority to issue is twenty-one million (21,000,000) shares of capital stock, of which twenty million (20,000,000) shares shall be common stock with a par value of $.001 a share (the “Common Stock”) and one million (1,000,000) shares shall be preferred stock with a par value of $.001 a share (the “Preferred Stock”).”

ARTICLE THREE

The foregoing amendment was adopted by unanimous written consent of the shareholders of the corporation effective as of April 23, 1997, in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed this 23rd day of April, 1997.

YOUTH AND FAMILY CENTERED SERVICES, INC.
By:	/s/ KEVIN P. SHEEHAN
	Name:	KEVIN P. SHEEHAN
	Title:	President & CEO.

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Secretary of State Business Information and Services Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER EFFECTIVE DATE COUNTY REFERENCE PRINT DATE FORM NUMBER	: : : : : :	9701151 01/10/1997 FULTON 0045 01/10/1997 0311

ALSTON & BIRD

JONATHAN W. LOWE

1201 WEST PEACHTREE ST.

ATLANTA, GA 30309

CERTIFICATE OF INCORPORATION

I, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

YOUTH AND FAMILY CENTERED SERVICES, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

[SEAL]	/s/ Lewis A. Massey Lewis A. Massey Secretary of State

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ARTICLES OF INCORPORATION

OF

YOUTH AND FAMILY CENTERED SERVICES, INC.

ARTICLE ONE

Name

The name of the corporation is Youth and Family Centered Services, Inc.

ARTICLE TWO

Authorized Shares

The total number of shares of all classes which the Corporation has authority to issue is twenty thousand (20,000) shares of capital stock, of which ten thousand (10,000) shares shall be common stock with a par value of $.001 per share (the “Common Stock”) and ten thousand (10,000) shares shall be preferred stock with a par value $.001 per share (the “Preferred Stock”).

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

Common Stock

Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article Two, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s Articles of Incorporation, including, but not limited to, the following rights and privileges:

(a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

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(c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Preferred Stock

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing articles of amendment which are effective without shareholder action to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

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(a) the annual dividend rate, if any, on shares of such series, the items of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

(b) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(c) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

(d) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any:

(e) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

(f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(g) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

ARTICLE THREE

Registered Office and Agent

The initial registered office of the corporation is located at Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Fulton County, Atlanta, Georgia, 30309. The initial registered agent of the corporation at its registered office is Sidney J. Nurkin.

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ARTICLE FOUR

Incorporator

The name and address of the incorporator is as follows:

Jonathan W. Lowe

Alston & Bird

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

ARTICLE FIVE

Principal Office

The mailing address of the initial principal office of the corporation is Twelve Piedmont Center, Suite 210, Atlanta, Georgia 30305.

ARTICLE SIX

Limitation of Director Liability

6.1 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit.

6.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

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6.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

6.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE SEVEN

Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency, any right to be considered.

ARTICLE EIGHT

Shareholder Action by Less Than Unanimous Written Consent

Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a

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meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 10th day of January, 1996.

/s/ Jonathan W. Lowe
Jonathan W. Lowe Incorporator

ALSTON & BIRD

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

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[SEAL] MAX CLELAND Secretary of State State of Georgia	Business Services and Regulation Suite 315, West Tower 2 Martin Luther King, Jr. Drive Atlanta, Georgia 30334-1530 (404) 656-2817 TRANSMITTAL INFORMATION FOR GEORGIA PROFIT OR NONPROFIT CORPORATIONS

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET	970100891	PENDING CONTROL #	P166591	CONTROL #	9-701151

Docket Code	311	Corporation Type	DP

Date Filed	1-10-97	Amount Received $	160,00	Check/Receipt #

Jurisdiction (County) Code	060

Examiner	L15	Date Completed

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM.

INSTRUCTIONS ARE ON THE BACK OF THIS FORM.

1.	963310948

Corporate Name Reservation Number

Youth and Family Centered Services, Inc.

Corporate Name (exactly as appears on name reservation)

2.	Jonathan W. Lowe, Esq.		(404) 881-7555

	Applicant/Attorney		Telephone Number

Alston & Bird, 1201 West Peachtree Street

Address

	Atlanta	Georgia	30309-3424

	City	State	Zip Code

3.

NOTICE: THIS FORM DOES NOT REPLACE THE ARTICLES OF INCORPORATION. MAIL OR DELIVER DOCUMENTS AND THE SECRETARY OF STATE FILING FEE TO THE ABOVE ADDRESS. DOCUMENTS SHOULD BE SUBMITTED IN THE FOLLOWING ORDER. (A COVER LETTER IS NOT REQUIRED.)

1.      FORM 227 • TRANSMITTAL FORM (ATTACH SECRETARY OF STATE FILING FEE OF $60.00 TO THIS FORM)

2.      ORIGINAL ARTICLES OF INCORPORATION

3.      ONE COPY OF ARTICLES OF INCORPORATION

I understand that the information on this form will be entered in the Secretary of State business registration database. I certify that a Notice of Incorporation or a Notice of Intent to incorporate with a publishing fee of $40.00 has been or will be mailed or delivered to the authorized newspaper as required by law.

/s/ Illegible Signature Authorized Signature	1/10/97 Date

BSR Form 227 1:2531

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